                                                                    Exhibit 10.8

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                              SHARE REPURCHASE PLAN

     The Board of Directors (the "Board") of Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), has adopted and elected to implement a share repurchase plan (the "Repurchase Plan") by which shares of the Company's Common Stock ("Shares") may be repurchased by the Company from shareholders subject to certain conditions and limitations. The effective date of this Repurchase Plan is May 1, 2004.

     1. REPURCHASE OF SHARES. The Company may, at its option, repurchase Shares presented to the Company for cash, subject to the limitations regarding availability of funds and the aggregate amount of shares the Company is permitted to purchase under the Repurchase Plan, and certain other conditions and restrictions. Any and all Shares the Company purchases under the Repurchase Plan will be canceled, and will have the status of authorized but unissued Shares. Any and all Shares the Company acquires through the Repurchase Plan will not be reissued unless such Shares are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws. Only shares held by a shareholder for more than one year will be eligible for purchase under the Repurchase Plan.

     2. REPURCHASE PRICE. The repurchase price at which Shares may be sold back to the Company are as follows:

          (a) ONE YEAR FROM THE PURCHASE DATE AND DURING A PUBLIC OFFERING OF THE SHARES. The repurchase price shall be the less of: $9.15 per Share; or the purchase price the shareholder actually paid for the Shares.

          (b) ONE YEAR FROM THE PURCHASE DATE AND DURING PERIODS THE COMPANY IS NOT ENGAGED IN A PUBLIC OFFERING OF THE SHARES. During periods when the Company is not engaged in an offering, the repurchase price per Share, will be based on periodic updates on the value of the Company's properties in the portfolio, as the board of directors determines based upon the Company's audited financial statements. The board of directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with shareholders.

     3. FUNDING OF REPURCHASE PLAN. The Company is permitted, for the purpose of repurchasing Shares, to use proceeds from its Dividend Reinvestment Program ("Reinvestment Program") and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose.

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          (a)  Dividend Reinvestment Program. The full amount of the proceeds from the Reinvestment Program attributable to any calendar quarter may be used by the Company to repurchase Shares presented during that calendar quarter.

          (b) Excess Available Funds. In the event that the proceeds from the Reinvestment Program exceeds the amount needed to repurchase the Shares for which repurchase requests have been submitted in a particular calendar quarter, the Company may (but shall not be obligated to) carry over such excess amount to the subsequent calendar month(s) for use in addition to the amount of proceeds available from the Reinvestment Program.

          (c) Insufficient Available Funds. In the event that the proceeds from the Reinvestment Program are insufficient in amount to repurchase all of the Shares for which repurchase requests have been submitted in a particular quarter (or in the event, honoring all repurchase requests would violate the Aggregate Number of Shares Limit described in Section 4(e) below), the Company shall repurchase only those Shares for which it has available funds (and which would not violate the Aggregate Number of Shares Limit), on a pro rata basis for that calendar quarter. A shareholder whose Shares are not repurchased due to insufficient proceeds or because of the Aggregate Number of Shares Limit in that calendar quarter will have his request honored. A shareholder whose Shares are not repurchased may withdraw his request for repurchase by notifying the Company in writing before the last day of the quarter. The Company cannot guarantee that it will be able to repurchase all Shares for which a repurchase request is received.

          (d) Percentage Limitation. To the extent the Company has funds available from sources described in subparagraphs 3(a) and 3(b) above, the Company may effect repurchases of Shares; provided, however, at no time during any consecutive 12-month period may the number of Shares repurchased by the Company under this Repurchase Plan exceed three percent (3%) of the number of Shares outstanding at the beginning of such 12-month period.

     4. SHAREHOLDER REQUIREMENTS. Any shareholder may elect to participate in the Repurchase Plan with respect to all or a designated portion of the shareholder's Shares, subject to the following conditions and limitations:

          (a) Holding Period. Only Shares that have been held by the presenting shareholder for more than one (1) year are eligible for repurchase by the Company. If a shareholder dies during the one year holding period, the Board, in its sole discretion, may waive the holding period for the shareholder's beneficiaries or heirs, as appropriate.

          (b) Aggregate Number Of Shares Limit. Subject to sufficient funds being available, the number of Shares repurchased during any calendar year shall be limited to three percent (3.0%) of the weighted average number of Shares outstanding during the prior calendar year. Fractional shares may not be presented for repurchase.

          (c) Written Requests. A shareholder may request that the Company repurchase the shareholder's Shares by submitting a written request, to Mr. Jeffrey Goldstein, President Boston Capital Real Estate Investment Trust, Inc., One Boston Place, Suite 2100, Boston, MA 02108-4406. The written request must state the name of the person/entity who owns the Shares, the date of purchase of the Shares and the number of Shares to be repurchased. Written requests for shall be accepted on a on a calendar quarter basis, subject to the limitation set forth in Section 4(b) above and subject to funds being available.

          (d) Assignment Form. Generally within one week of submitting the written request, the Company shall send an assignment form for execution by the shareholder or the shareholder's custodian/trustee along with a request to return the certificate of ownership. The assignment must be properly executed, and the certificate of ownership must be properly endorsed and presented to the Company.

          (e) Insufficient Available Funds. It is possible that a shareholder may not have the entire written request honored due to the funds available for the Repurchase Plan. If the Company does not have sufficient funds available for repurchase of the entire request, the Company will purchase only those Shares for which sufficient funds are available; and prorate its purchases from the aggregate requests from the requesting shareholders. The Company will place the requesting shareholder who does not have their entire request honored on a waiting list until funds become available sufficient to complete the transaction. If there are no funds are available for the Repurchase Plan when a repurchase is requested, the shareholder may withdraw the written request, or ask that the Company honor the request when funds are available.

          (f) No Encumbrances. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. Such Shares must be fully transferable and not subject to any liens or other encumbrances. Upon receipt of the assignment form, the Company will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the Shares at the cost of $100 to the shareholder, which will be deducted from the proceeds of the repurchase. The repurchase will occur on a pro rata basis assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the Shares, the Company will charge the requesting shareholder for the UCC search.

          (g) Withdrawal Of Written Request. In the event a shareholder wishes to withdraw the written request to have the Shares repurchased, the shareholder must notify the Company in writing. The Company will not repurchase that shareholder's Shares so long as the Company receives the written request to withdraw prior to the date payment is sent to the applicable shareholder. If the Company conducts the UCC search prior to receiving the shareholder's written request to withdraw, the shareholder will be responsible for payment of the $100 UCC search fee regardless of such withdrawal.

          (h) Deadline for Presentment. The Company will repurchase Shares on or about the last day of each calendar quarter.

     5. TERMINATION OF REPURCHASE PLAN. This Repurchase Plan shall terminate or be suspended, as the case may be, and the Company will not accept Shares for repurchase upon the occurrence of any of the following:

          (a) In the event the Shares are listed on any national securities exchange, or are subject of bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

          (b) In the event the Board determines it to be in the best interest of the Company to suspend or terminate the Repurchase Plan.

     6. AMENDMENT. This Repurchase Plan may be amended in whole or in part by the Board, in its sole discretion, at any time or from time to time.

     7.   MISCELLANEOUS.

          (a) Notice. If the event the Company terminates, reduces or otherwise change the Repurchase Plan, the Company will send a written notice to shareholders informing them of the such termination or change with at least thirty days advance written notice, and the Company will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

          (b) Liability. Neither the Company nor the Repurchase Agent (as defined below) shall have any liability to any shareholder for the value of the shareholder's Shares, the repurchase price of the shareholder's Shares, or for any damages resulting from the shareholder's presentation of this Shares or the repurchase of the Shares under this Repurchase Plan, except as result from the Company's or the Repurchase Agent's gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

          (c) Taxes. Shareholders shall have complete responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company's repurchase of Shares.

          (d) Repurchase Agent. The Repurchase Agent, Boston Capital Securities, Inc., shall be a member of the NASD.

                                    EXHIBIT C
PINNACLE REALTY MANAGEMENT COMPANY
                     Reimbursable Employee Expense Schedule

Company Name: PINNACLE REALTY MANAGEMENT COMPANY         Property Name:         ALDERWOOD PARK
                                                                                Total Sq. Ft.   143,350      # of Units     188

                     STAFFING SCHEDULE AND ESTIMATED PAYROLL


                                                                      [ILLEGIBLE] PAYROLL [ILLEGIBLE] (PERCENTAGE OF
                                                                              SALARY & MONTHLY DOLLAR AMOUNT)
                           FULL OR PART TIME                      ------------------------------------------------------
     POSITION                     %            MONTHLY SALARY          FICA             FUTA/SUTA
------------------------------------------------------------------------------------------------------------------------
                                                                             8.50%              4.10%               1.90%
Manager                           100%         $      3,350.00    $        284.7     $        137.3     $          63.65
                                                                             8.50%              4.10%               1.90%
Asst. Mgr.                        100%         $       ,850.00    $        157.2     $         75.8     $          35.15
                                                                             8.50%              4.10%               1.90%
Leasing Consultant                 50%         $        950.00    $         80.75    $         38.95    $          18.05
                                                                             8.50%              4.10%               1.90%
Maint. Manager                    100%         $      2,500.00    $        212.50    $        102.50    $          47.50
                                                                             8.50%              4.10%               1.90%
Painter                           100%         $      1,700.00    $        144.50    $         69.70    $          32.30
                                                                             8.50%              4.10%               1.90%
Porter                             50%         $        650.00    $         55.25    $         26.65    $          12.35
                                                                             8.50%              4.10%               1.90%
       TOTALS                                  $     11,000.00    $        935.00    $        451.00    $         209.00

                             [ILLEGIBLE] PAYROLL [ILLEGIBLE] (PERCENTAGE OF SALARY & MONTHLY DOLLAR AMOUNT)    TOTAL MONTHLY
                             ------------------------------------------------------------------------------   PAYROLL (TOTAL %
                                                                                                 OTHER            BURDEN &
     POSITION                                                         PAYROLL PROCESSING FEE                  MONTHLY PAYROLL)
------------------------------------------------------------------------------------------------------------------------------
                                          6.8 %              8.42%              2.00%       15% Monthly                   0.80%
Manager                        $        197.00    $        282.00    $         67.00       $     502.50       $       4,884.25
                                         10.  %             1 .24%              2.00%       15% Monthly                  42.38%
Asst. Mgr.                     $        197.00    $        282.00    $         37.00       $     277.50       $       2,911.75
                                         10.32%                                 2.00%       15% Monthly                  28.92%
Leasing Consultant             $         98.00                       $         19.00       $     142.50       $       1,347.25
                                          7.88%             11.28%              2.00%       15% Monthly                  35.68%
Maint. Manager                 $        197.00    $        282.00    $         50.00       $     375.00       $       3,766.50
                                         11.59%             10.59%              2.00%        8% Monthly                  44.88%
Painter                        $        197.00    $        282.00    $         34.00       $     136.00       $       2,595.50
                                         15.08%                                 2.00%        8% Monthly                  31.58%
Porter                         $         98.00                       $         13.00       $      97.50       $         952.75
                                          8. 5%             10.25%              2.00%             1 .92%
       TOTALS                  $        984.00    $      1,128.00    $        220.00       $   1,531.00       $      16,458.00
                                                                                           $/SF/YEAR          $           1.38
                                                                                           $/UNIT/YEAR        $       1,050.51
                                                                                           $/UNIT/MONTH       $          87.54

* PLEASE NOTE THE ABOVE PAYROLL PROJECTIONS DO NOT INCLUDE O/T AND/OR CHANGES TO THE APPROVED BUDGETS.

                                                                        Staffing
                                                               Section IX Part 4

                                        2